Distribution Financial Services RV Trust 1999-3
February 15, 2001 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance             279,041,825.17
Beginning Pool Factor                  0.74504333

Distribution Allocable to Principal on Notes


 Class           Prior Prin. Payments      $1000 orig.prin.bal  Current Prin. Payments  $1000 of orig.prin.bal.
  A-1                    $0.00                 0.0000000                   $0.00               0.0000000
  A-2                    $0.00                 0.0000000           $4,648,544.16              46.3306971
  A-3                    $0.00                 0.0000000                   $0.00               0.0000000
  A-4                    $0.00                 0.0000000                   $0.00               0.0000000
  A-5                    $0.00                 0.0000000                   $0.00               0.0000000
  A-6                    $0.00                 0.0000000                   $0.00               0.0000000
    B                    $0.00                 0.0000000                   $0.00               0.0000000
    C                    $0.00                 0.0000000                   $0.00               0.0000000

Distribution Allocable to Interest on Notes

Class         Rate        Prior Prin. Payments      $1000 of orig.prin.bal  Current Prin. Payments  $1000 of orig.prin.bal
A-1           5.32%                   $0.00                 0.0000000                   $0.00               0.0000000
A-2           5.97%                   $0.00                 0.0000000             $160,056.10               1.5952329
A-3           6.43%                   $0.00                 0.0000000             $259,718.42               5.3583334
A-4           6.65%                   $0.00                 0.0000000             $479,952.67               5.5416667
A-5           6.76%                   $0.00                 0.0000000             $211,728.83               5.6333332
A-6           6.88%                   $0.00                 0.0000000             $314,456.13               5.7333333
  B           7.17%                   $0.00                 0.0000000              $55,943.93               5.9750005
  C           7.92%                   $0.00                 0.0000000              $49,440.60               6.6000000

Note Balance After Giving Effect to Principal Distribution
          Class        Beginning Balance          Beg. Note Factor         Ending Balance        Ending Note Factor
           A-1                    0.00                  0.0000000                   $0.00               0.0000000
           A-2           32,172,080.35                  0.3206498          $27,523,536.19               0.2743191
           A-3           48,470,000.00                  1.0000000          $48,470,000.00               1.0000000
           A-4           86,608,000.00                  1.0000000          $86,608,000.00               1.0000000
           A-5           37,585,000.00                  1.0000000          $37,585,000.00               1.0000000
           A-6           54,847,000.00                  1.0000000          $54,847,000.00               1.0000000
             B            9,363,000.00                  1.0000000           $9,363,000.00               1.0000000
             C            7,491,000.00                  1.0000000           $7,491,000.00               1.0000000

Servicing Fee                                                                                                      $209,090.79
Servicing Fee Per $1,000 of Orig.Note                                                                                0.5582737

Realized Losses                                                                                                    $314,001.35

Reserve Account Balance                                                                                          $5,580,836.50

Payments Received with Respect to Receivables During Most Recently Ended Collection Period                       $6,153,619.00
Interest Payments Received                                                                                       $2,134,279.12
Scheduled Principal Payments Received                                                                            $1,527,246.96
Principal Prepayments Received                                                                                   $2,492,092.92

Distribution to Residual Interestholders                                                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                              $0.00

Ending Pool Balance                                                                                            $274,633,874.94
Ending Pool Factor                                                                                                  0.73327404